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                                                                    Exhibit 99.5

                         BFD PREFERRED CAPITAL TRUST II

                              OFFER TO EXCHANGE ITS
                      10.875% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10.875% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           PURSUANT TO THE PROSPECTUS
                           DATED ______________, 2001

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME,
ON __________________, 2001 UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is a prospectus dated _______________, 2001 and a letter of transmittal (which together constitute the "exchange offer") relating to the offer by BFD Preferred Capital Trust II to exchange its 10.875% capital securities, series B (the "exchange capital securities") for a like liquidation amount of its outstanding 10.875% capital securities, series A (the "original capital securities," and together with the exchange capital securities, the "capital securities"). As set forth in the prospectus, the terms of the exchange capital securities are identical in all material respects to the original capital securities, except that the exchange capital securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in distributions (as defined in the prospectus) thereon. Original capital securities may be tendered in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The enclosed material is being forwarded to you as the beneficial owner of original capital securities held by us for your account or benefit but not registered in your name. An exchange of any original capital securities may only be made by us as the registered holder pursuant to your instructions. Therefore, the Trust urges beneficial owners of original capital securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange original capital securities in the exchange offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such original capital securities held by us for your account or benefit, pursuant to the terms and conditions set forth in the prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your original capital securities.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange original capital securities on your behalf in accordance with the provisions of the exchange offer. The exchange offer expires at 5:00 p.m., Eastern Time, on _____________, 2001 unless extended. The term "expiration date" shall mean 5:00 p.m., Eastern Time on __________________, 2001 unless the exchange offer is extended as provided in the prospectus, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. A tender of original capital securities may be withdrawn at any time prior to 5:00 p.m., Eastern Time, on the expiration date.

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     Your attention is directed to the following:

          1. The exchange offer is for the exchange of $1,000 liquidation amount of exchange capital securities for each $1,000 liquidation amount of original capital securities, with $22,000,000 aggregate liquidation amount of original capital securities outstanding as of _______________, 2001.

          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

          3. The exchange offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on ________________, 2001 unless extended.

          4. BostonFed Bancorp, Inc. has agreed to pay certain expenses of the exchange offer. Any transfer taxes incident to the transfer of original capital securities from the tendering holder to the Trust will be paid by BostonFed Bancorp except as provided in the prospectus and the letter of transmittal. See "The Exchange Offer--Fees and Expenses" in the prospectus.

     The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of original capital securities residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your original capital securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE ORIGINAL CAPITAL SECURITIES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.